                                                                       Exhibit 4

                     RESTATED 1986 COMMON SHARE OPTION PLAN
                                       OF
                        COTT CORPORATION/CORPORATION COTT
                       AS AMENDED THROUGH October 20, 2004

1. INTERPRETATION. In this Plan, the following terms shall have the following meanings:

      (a) "ADMINISTRATORS" means the Board or any other members of the Board as may be designated by the Board from time to time to administer the Plan;

      (b)   "BOARD" means the Board of Directors of the Corporation;

      (c) "CANADIAN PARTICIPANT" means a Participant who is taxed under the laws of Canada with respect to Options granted under the Plan;

      (d)   "CORPORATION" means Cott Corporation;

      (e) "EMPLOYEr" means (a) the Corporation, (b) any direct or indirect subsidiary of the Corporation, defined as a corporation in an unbroken chain of corporations, if at the time the Option is granted, each corporation other than the employer corporation owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, or (c) any direct or indirect parent of the Corporation, if at the time the Option is granted, each corporation other than the employer corporation owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain;

      (f) "EVENT OF TERMINATION" means the termination or expiry of the engagement or agreement with a Service Provider, the voluntary or involuntary termination of employment, retirement, leaving of employment because of disability or the death of a Participant or the resignation or removal of a Participant as a director on the Board (which, for greater certainty, shall include circumstances in which a director has not been re-elected to the Board), provided that for the purposes of the Plan, no Event of Termination shall be deemed to have occurred if:

            (i) contemporaneously with such Event of Termination, (A) such Participant becomes otherwise qualified to participate in the Plan as a Participant immediately following the Event of Termination; and (B) a resolution of the Administrators or the Board is passed within 60 days of such Event of Termination confirming the non termination of such Participant's Options pursuant to Section 16 hereof; or

            (ii) such Participant is otherwise qualified to participate in the plan as a Participant and such qualification continues following the Event of Termination;

      (g) "FAIR MARKET VALUE" means the closing price of the Shares on The Toronto Stock Exchange on the last trading day on which Shares traded prior to the date on which an Option is granted provided that if no Shares traded in the five trading days prior to the date on which an Option is granted, the Fair Market Value shall be the average of the closing bid and ask prices on the last trading day prior to the date on which an Option is granted;

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      (h)   "INCENTIVE OPTION" means an Option designated as such by the Plan or the Administrators:

            (i) that is granted to a Participant who is an employee of an Employer on the date the Option is granted;

            (ii) that has an exercise price (a) not less than the Fair Market Value of the Shares on the date such Option is granted to a Participant who is not a Substantial Shareholder, or (b) not less than 110% of the Fair Market Value of the Shares on the date such Option is granted to a Substantial Shareholder;

            (iii) that expires and shall not be exercisable after (a) the expiration of ten years from the date on which the Option is granted to a Participant who is not a Substantial Shareholder, and (b) the expiration of five years from the date on which the Option is granted to a Substantial Shareholder;

            (iv) to the extent that the aggregate Fair Market Value of Shares subject to an Option, determined on the date on which the Option is granted, which may first become exercisable by a Participant in any calendar year under all Incentive Options granted under plans of the Employer shall not exceed U.S.$100,000.00;

            (v) that is granted within ten years from the earlier of (a) the date the Plan is adopted, or (b) the date the Plan is approved by the shareholders under Section 26; and

            (vi) that is not transferable by such Participant (other than by will or the laws of descent and distribution) and is exercisable only by the Participant during the Participant's lifetime;

      (i) "NON-INCENTIVE OPTION" means any Option which is not an Incentive Option;

      (j)   "OPTIONS" means options granted under the Plan to purchase Shares;

      (k) "PARTICIPANT" means such directors, officers, employees and Service Providers of the Corporation or its Subsidiaries as are designated by the Administrators to participate in the Plan;

      (l) "PERSONAL HOLDING CORPORATION": a corporation shall qualify as a "Personal Holding Corporation" of a Participant provided,

            (i)   the corporation is controlled by such Participant, and

            (ii) the issued and outstanding voting shares of the corporation are beneficially owned, directly or indirectly, by such Participant and/or the spouse, children and/or grandchildren of such Participant;

      (m) "PLAN" means this Restated 1986 Common Share Option Plan; provided that with respect to the grant of Options to U.K. Participants pursuant to the U.K. Plan, "Plan" shall be deemed to mean the Restated 1986 Common Share Option Plan as supplemented by the U.K. Sub-Plan;

      (n) "SERVICE PROVIDER" means any person or company engaged to provide ongoing management or consulting services for the Corporation or for a Subsidiary;

      (o)   "SHARES" means the common shares of the Corporation;

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      (p)   "SUBSIDIARY" has the meaning assigned thereto in the Securities Act
            (Ontario) and "SUBSIDIARIES" shall have a corresponding meaning;

      (q) "SUBSTANTIAL SHAREHOLDER" means a Participant who directly or indirectly owns more than 10% of the total combined voting power of all classes of stock of any Employer, taking into account (a) all stock considered to be owned by or for the Participant's brothers, sisters, spouse, ancestors, or lineal descendants, and (b) the proportionate share of stock owned through the Participant's direct or indirect interest in a corporation, partnership, estate or trust;

      (r) "TRUST" means a trust governed by a registered retirement savings plan established by and for the benefit of a Participant and "Trusts" shall have a corresponding meaning;

      (s) "U.K. PARTICIPANT" means a Participant who is taxed under the laws of the United Kingdom with respect to Options granted under the Plan;

      (t) "U.K. SUB PLAN" means the 1995 U.K. Approved Rules dated November 16, 1995, as amended, as originally approved by the Board as of October 31, 1995; and

      (u) "U.S. PARTICIPANT" means a Participant who is taxed under the laws of the United States of America with respect to Options granted under the Plan.

2. PURPOSE. The purpose of the Plan is to advance the interests of the Corporation and its shareholders by providing to the directors, officers, employees and other Service Providers of the Corporation and those of its Subsidiaries a performance incentive for continued and improved service with the Corporation and its Subsidiaries and by enhancing such persons' contribution to increased profits by encouraging capital accumulation and share ownership.

3. SHARES SUBJECT TO THE PLAN. The shares subject to the Plan shall be Shares. The Shares for which Options are granted shall be authorized but unissued Shares. The aggregate number of Shares which may be issued under the Plan is limited to 14,000,000 subject to increase or decrease by reason of amalgamation, rights offerings, reclassifications, consolidations or subdivisions, as provided in Section 15 hereof, or as may otherwise be permitted by applicable law. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless this Plan shall have been terminated, become available for future grant under this Plan.

4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Administrators. Subject to Section 10 hereof, the Administrators shall have the power and authority to:

      (a)   adopt rules and regulations for implementing the Plan;

      (b) determine the eligibility of persons to participate in the Plan, when Options to eligible persons shall be granted, the number of Shares subject to each Option and the vesting period for each Option;

      (c)   interpret and construe the provisions of the Plan;

      (d) subject to statutory and regulatory requirements, make exceptions to the Plan in circumstances which they determine to be exceptional;

      (e) delegate any or all of their power and authority under (a), (b), (c) and (d) above to such persons or groups of persons on such terms and on such conditions as the Administrators may in their absolute discretion determine, and without limiting the generality of the foregoing, such delegations(s) may be with respect to those aspects of the Plan relating to directors, officers and employees of the Corporation or its Subsidiaries; and

      (f) take such other steps as they determine to be necessary or desirable to give effect to the Plan.

Any decision, approval or determination made by a person or group of persons delegated the ability to make such decision, approval or determination pursuant to (e) above shall be deemed to be a decision, approval or determination, as the case may be, of the Administrators.

5. ELIGIBLE PERSONS. Such directors, officers, employees and Service Providers of the Corporation and its Subsidiaries as are designated by the Administrators shall be entitled to participate in the Plan.

6. AGREEMENT. All Options granted hereunder shall be evidenced by an agreement between the Corporation and the Participant substantially in the form of the applicable agreement set out in Schedule 1, or any other form of agreement acceptable to the Administrators.

7. GRANT OF OPTIONS. Subject to Sections 3 and 10, the Administrators may, from time to time, grant Options to Participants to purchase that number of Shares that the Administrators, in their absolute discretion, determine. In the absence of any provision in the terms of the grant to the contrary, any Option granted to a U.S. Participant (other than a U.S. Participant who is a Service Provider or is a director and not also an employee of the Corporation or a Subsidiary) shall be (a) an Incentive Option with respect to the maximum number of Shares permissible under the Plan, and (b) a Non-Incentive Option with respect to all other Shares.

8. PARTICIPANTS' RETIREMENT SAVINGS PLANS. Participants, other than U.S. Participants, may, in their sole discretion, elect to have some or all of the Options granted to them granted to a Trust governed by a registered retirement savings plan established by and for the sole benefit of such Participant. Such election must be made prior to the execution of the agreement referred to in
Section 6 and shall be evidenced in such agreement. For the purposes of this Plan, Options held by Trusts established for the benefit of the Participant shall be considered to be held by that Participant.

9. PARTICIPANTS' PERSONAL HOLDING CORPORATION. Participants who are Canadian Participants may, in their sole discretion, elect to have some or all of any Options granted to a Personal Holding Corporation. Such election must be made prior to the execution of the agreement referred to in Section 6 and shall be evidenced in such agreement. For the purposes of this Plan, Options held by the Personal Holding Corporation of a Canadian Participant shall be considered to be held by that Participant. Any Options held by the Personal Holding Corporation of a Canadian Participant shall terminate immediately upon that corporation ceasing to qualify as a Personal Holding Corporation as provided by Section 1(k) hereof.

10. LIMIT ON RESERVATION AND ISSUANCE OF SHARES.

      (a) The aggregate number of Shares reserved for issuance pursuant to Options granted under the Plan and any other share compensation arrangement:

            (i) shall not exceed 15% of the aggregate Shares outstanding on the date of grant;

            (ii) to any Participant, shall not exceed 5% of the aggregate Shares outstanding on the date of grant; and

            (iii) to members of the Board other than such members who, on the date of grant, are also officers or employees of the Corporation or a Subsidiary, shall not exceed 0.5% of the aggregate Shares outstanding on the date of grant (provided that, for greater clarity, Shares reserved for issuance pursuant to Options granted to members of the Board who were officers or employees on the dates of the respective grants, shall not be included for the purposes of determining whether such number of Shares reserved for issuance exceeds 0.5% of the aggregate Shares outstanding on the date of grant).

      (b) The aggregate number of Shares which may be issued, within a one-year period, pursuant to Options granted under the Plan and any other share compensation arrangement:

            (i) to insiders, shall not exceed 10% of the aggregate Shares outstanding on the date of grant; and

            (ii) to any one insider, together with such insider's associates, shall not exceed 5% of the aggregate Shares outstanding on the date of grant;

      excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period.

11. EXERCISE PRICE. The exercise price per Share shall be not less than the Fair Market Value of a Share on the date the Option is granted and, with respect to grants to Substantial Shareholders who are also U.S. Participants, not less than 110% of the Fair Market Value of a Share on the date the Option is granted.

12. TERM OF OPTION. The term of each Option hereafter granted shall be determined by the Administrators, provided that no Option shall be exercisable after ten years from the date on which it is granted.

13. SHARES AVAILABLE FOR PURCHASE. Subject to Sections 16 and 17, the Shares subject to each Option granted shall become available for purchase by the Participant on the date or dates determined by the Administrators when the Option is granted.

14. EXERCISE OF OPTION. An Option may be exercised at any time, or from time to time, during its term as to any number of whole Shares which are then available for purchase. A Participant electing to exercise an Option on his or her own behalf or on behalf of a Trust or Personal Holding Corporation shall give written notice of the election to the Administrators, substantially in the form of the applicable election set out in Schedule 2, or in any other form acceptable to the Administrators. The aggregate amount to be paid for the Shares to be acquired pursuant to the exercise of an Option shall accompany the written notice.

      Upon actual receipt by the Corporation of written notice and a cheque for the aggregate exercise price, the person (including a trustee, in the case of the exercise of Options by a Trust) exercising the Option shall be registered on the books of the Corporation as the holder of the appropriate number of Shares. No person shall enjoy any part of the rights or privileges of a holder of Shares subject to Options until that person becomes the holder of record of those Shares.

15. CERTAIN ADJUSTMENTS. If the number of outstanding Shares is materially affected as a result of the amalgamation or merger of the Corporation with another corporation, a rights offering, or the reclassification, consolidation or subdivision of the Shares, the Participant shall be entitled, upon payment of the consideration paid by the holders of Shares who received securities and/or property in the course of the amalgamation, merger, rights offering, reclassification, consolidation or subdivision, to acquire those securities and/or property that the Participant would have received as a result of that event if the Participant had exercised the Option immediately before that event occurred.

16. TERMINATION OF EMPLOYMENT. Upon the occurrence of an Event of Termination, the Options granted to the affected Participant or to a Trust established for the benefit of such Participant or to a Personal Holding Corporation of such Participant may be exercised only before the earlier of,

            (i)   the expiry of the Options; and

            (ii) 60 days from the date of the Event of Termination (unless the Event of Termination is the total disability, retirement or death of the Participant);

            (iii) three years from the date of the Event of Termination (if the
                  Event of Termination relates to the total and permanent disability or retirement of the Participant); or

            (iv) 365 days from the date of the Event of Termination (if the Event of Termination relates to the death of the Participant);

and, except as provided below in respect of an Event of Termination relating to the death of a Participant, only in respect of Shares which were available for purchase at the date of the Event of Termination. The right to purchase Shares which have not yet become available for purchase shall, except as provided below in respect of an Event of Termination relating to the death of a Participant, cease immediately on the date of the Event of Termination. All Options granted to a Participant shall, notwithstanding anything to the contrary contained in the terms relating to such grant of Options, immediately vest and be exercisable upon the death of such Participant and all Shares subject to such Options shall be immediately available for purchase.

17. AMALGAMATION, LIQUIDATION OR CHANGE OF CONTROL.

            If there is:

            (i) a consolidation, merger or amalgamation of the Corporation with or into any other Corporation whereby the voting shareholders of the Corporation immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation;

            (ii) a sale by the Corporation of all or substantially all of the Corporation's undertakings and assets; or

            (iii) a proposal by or with respect to the Corporation being made in connection with a liquidation, dissolution or winding-up of the Corporation,

all unvested Options held by a Participant shall immediately vest and be exercisable by such Participant.

            If a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such act pursuant to subsections 93(1)(b) or (c) thereof, is made for the Common Shares with a per-share offer price (the "Offer Price") greater than or equal to the exercise price in respect of an Option and such take-over bid permits tendering by notice of guaranteed delivery, each Participant shall have the right to conditionally exercise all such Options held by the Participant, whether vested or unvested, such exercise to be conditional only upon completion of the take-over bid, and to tender the Common Shares subject to such Options to the take-over bid by notice of guaranteed delivery, provided that arrangements for payment of the exercise price in compliance with applicable law are made. The Corporation will take all reasonable steps necessary to facilitate or guarantee the exercise by a Participant of the rights hereinbefore described including, without limitation, to repurchase, on the consummation of such a take-over bid, each Option held by a Participant at a purchase price equal to the difference between the exercise price of such Option and the Offer Price in circumstances where such a take-over bid does not permit the tendering thereto by notice of guaranteed delivery.

18. NON-TRANSFERABILITY. Options may be exercised only by a Participant, Trust or Personal Holding Corporation and, upon a Participant's death, the legal representative of his or her estate or any other person who acquires his or her rights in respect of an Option by bequest or inheritance. A person exercising an Option may subscribe for Shares only in his or her own name, on behalf of a Trust (provided he or she is not a U.S. Participant) established for his or her sole benefit, in the name of his or her Personal Holding Corporation (provided he or she is not a U.S. Participant) or in his or her capacity as a legal representative. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Options contrary to the provisions of this Plan, or upon the levy of any attachment or similar process upon the Options or upon a Participant's beneficial rights to such Options or to exercise same, the Options and such rights shall, at the election of the Board, cease and terminate immediately.

19. TERMINATION OF PLAN. The Board may terminate this Plan at any time in its absolute discretion. If the Plan is so terminated, no further Options shall be granted but the Options then outstanding shall continue in full force and effect in accordance with the provisions of this Plan.

20. COMPLIANCE WITH STATUTES AND REGULATIONS. The granting of Options and the sale and delivery of Shares under this Plan shall be carried out in compliance with applicable statutes and with the regulations of governmental authorities and applicable stock exchanges. If the Administrators determine in their discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the granting of an Option or the issue or purchase of Shares under an Option, that Option may not be exercised in whole or in part unless that action shall have been completed in a manner satisfactory to the Administrators.

21. RIGHT TO EMPLOYMENT. Nothing contained in this Plan or in any Option granted under this Plan shall confer upon any person any rights to continued employment with the Corporation or interfere in any way with the rights of the Corporation in connection with the employment or termination of employment of any such person.

22. AMENDMENT OF FORMER PLAN. This Plan amends and restates the Corporation's Restated 1986 Common Share Option Plan, as amended through April 19, 2004. For greater certainty, any Options outstanding under the Corporation's Restated 1986 Common Share Option Plan, as amended, as at the date hereof shall continue in full force and effect in accordance with the terms of such Options, except as modified hereby.

23. FUTURE AMENDMENTS TO THE PLAN. The provisions of this Plan may be amended at any time and from time to time by resolution of the Board, provided that any required shareholder approval and other regulatory or stock exchange approval of the amended form of the Plan is received prior to the issuance of any Shares of the Corporation on the exercise of any Options granted under the provisions of the amended form of the Plan and, provided further, that no such amendment may materially and adversely affect any Options previously granted to a Participant under this Plan without the prior consent of such Participant.

24. GOVERNING LAW. The Plan, and any and all determinations made and actions taken in connection with the Plan, shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

25. LANGUAGE. The Corporation states its express wish that this Plan and all documents related thereto be drafted in the English language only; la societe a par les presentes exprime sa volonte expresse que ce regime, de meme que tous les documents y afferents, soient rediges en anglais seulement.

26. SUBJECT TO APPROVAL. The Plan is adopted subject to the approval, if required, of The Toronto Stock Exchange, The New York Stock Exchange and the shareholders of the Corporation and any other required regulatory or stock exchange approval. To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in effect.

            ADOPTED as of the 20th day of October, 2004.

                                          COTT CORPORATION

                                          Per:  /s/ Mark R. Halperin
                                                --------------------------------
                                               SVP, General Counsel & Corp. Sec.

                                          Per:
                                              ----------------------------------

                                   SCHEDULE 1
                            FORMS OF OPTION AGREEMENT

                                            **For use by Canadian Participants**

                                   SCHEDULE 1A

                                    AGREEMENT

      This Agreement is entered into as of the _______ day of ______________, 200_ between Cott Corporation (the "Corporation") and __________________ (the "Participant") pursuant to the Restated 1986 Common Share Option Plan, as amended (the "Plan").

      Pursuant to the Plan and in consideration of $1.00 paid and services provided to the Corporation by the Participant, the Corporation agrees to grant those options described below ("Options") and, upon the proper exercise of the Options in accordance with the Plan, to issue Common Shares (the "Shares") of the Corporation to the Participant, to the Trust(s) described below governed by a registered retirement savings plan established by and for the benefit of the Participant or to the Personal Holding Corporation (as such term is defined in the Plan) of the Participant in accordance with the terms of the Plan.

      Pursuant to the Plan and this Agreement, the Corporation confirms the grant to the Participant and/or the Trust(s) described below governed by a registered retirement savings plan established by and for the sole benefit of the Participant and/or the Personal Holding Corporation(s) of the Participant described below, of an option (the "Option") to acquire __________________ Common Shares (the "Shares") of the Corporation at an exercise price of (Cdn) $_____________ per Share.

      Subject to Sections 16 and 17 of the Plan, the Option shall be exercisable until seven (7) years after grant and, of the Shares subject to the Option:

      (a) _____________ Shares may be purchased at any time during the term of the Option on or after ___________________;

      (b) an additional _____________ Shares may be purchased at any time during the term of the Option on or after ___________________; and

      (c) an additional _____________ Shares may be purchased at any time during the term of the Option on or after ___________________.

      The granting and exercise of the Option and the issue of Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this Agreement.

      This Agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representatives of his or her estate and any other person who acquires the Participant's rights in respect of the Options by bequest or inheritance.

      By executing this Agreement, the Participant confirms and acknowledges that he or she has reviewed and understands the terms of the Plan and has not been induced to enter into this Agreement or acquire any Option by expectation of employment or continued employment with the Corporation.

      The parties have expressly requested that this Agreement and all amendments, notices and other documents relating hereto be drafted in the English language only. Les parties aux presentes ont expressement exige que cette convention et les avis y afferents soient rediges dans la langue anglaise seulement.

                                      COTT CORPORATION

                                      Per: ___________________________________
                                             Mark Halperin
                                             SVP, General Counsel & Corp. Sec.

____________________                  ________________________________________

Witness                               Participant - ______________________

DESCRIPTION OF TRUST(1)

Trustee  __________________  Account No.  __________________  No. of Options

Trustee  __________________  Account No.  __________________  No. of Options

Trustee  __________________  Account No.  __________________  No. of Options

DESCRIPTION OF PERSONAL HOLDING CORPORATION(2)

                                                 NO. OF COMMON
NAME OF CORPORATION  JURISDICTION  SHAREHOLDERS   SHARES HELD   NO. OF OPTIONS
-------------------  ------------  ------------   -----------   --------------

-----------------------------
(1) To be completed if Participant elects to have Options granted directly to a Trust.

(2) To be completed if Participant elects to have Options granted directly to a Personal Holding Corporation.

                                                    For use by U.K. Participants
                                    who are granted Options pursuant to the Plan
                                        (without reference to the U.K. Sub-Plan)

                                   SCHEDULE 1B
                                    AGREEMENT

      This Agreement is entered into as of the ___ day of ______________, 200_, between Cott Corporation (the "Corporation") and _____________________ (the "Participant") pursuant to the Restated 1986 Common Share Option Plan, as amended (the "Plan").

      Pursuant to the Plan and in consideration of $1.00 paid and services provided to the Corporation by the Participant, the Corporation agrees to grant those options described below ("Options") and, upon the proper exercise of the Options in accordance with the Plan, to issue Common Shares (the "Shares") of the Corporation to the Participant in accordance with the terms of the Plan.

      Pursuant to the Plan and this Agreement, the Corporation confirms the grant to the Participant of an option (the "Option") to acquire _____________ Common Shares (the "Shares") of the Corporation at an exercise price of (Cdn) $______________ per Share (which on the date of the grant, based on an exchange rate of Pound 1 = (Cdn.) $______________ gives an exercise price in pounds sterling of Pound ________________).

      Subject to Sections 16 and 17 of the Plan, the Option shall be exercisable until seven (7) years after grant and, of the Shares subject to the Option:

      (a) ______________ Shares may be purchased at any time during the term of the Option on or after ______________;

      (b) an additional ______________ Shares may be purchased at any time during the term of the Option on or after ______________; and

      (c) an additional ______________ Shares may be purchased at any time during the term of the Option on or after ______________.

      The granting and exercise of the Option and the issue of Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this Agreement.

      This Agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representatives of his or her estate and any other person who acquires the Participant's rights in respect of the Options by bequest or inheritance.

      By executing this Agreement, the Participant agrees with the Corporation (for itself and on behalf of its subsidiaries) that, on exercise of the Option, the Corporation (or whichever of its subsidiaries is the secondary contributor in respect of the Participant for the purposes of national insurance contributions) may recover from the Participant (by deduction or otherwise) an amount equal to any secondary Class 1 contributions payable in respect of the exercise of the Option, together with any income tax and primary Class 1 contributions due under the Pay As You Earn system in respect of the exercise of the Option.

      By executing this Agreement, the Participant confirms and acknowledges that he or she has reviewed and understands the terms of the Plan and has not been induced to enter into this Agreement or acquire any Option by expectation of employment or continued employment with the Corporation.

                                       COTT CORPORATION

                                     Per: _________________________________
                                          Mark Halperin
                                          SVP, General Counsel & Corp. Sec.

____________________________     _______________________________________

Witness                          Participant - ______________________

                                     For use by U.K Participants who are granted
                                    Options pursuant to the Plan (with reference
                                                           to the U.K. Sub-Plan)

                                   SCHEDULE 1C

                                    AGREEMENT

      This Agreement is entered into as of the ____ day of ______________, 200_, between Cott Corporation (the "Corporation") and _________________ (the "Participant") pursuant to the Restated 1986 Common Share Option Plan, as amended (the "Original Plan"), and as supplemented by the 1995 U.K. Approved Rules, as amended (collectively, with the Original Plan, the "Plan").

      Pursuant to the Plan and in consideration of $1.00 paid and services provided to the Corporation by the Participant, the Corporation agrees to grant those options described below ("Options") and, upon the proper exercise of the Options in accordance with the Plan, to issue Common Shares (the "Shares") of the Corporation to the Participant in accordance with the terms of the Plan.

      Pursuant to the Plan and this Agreement, the Corporation confirms the grant to the Participant of an option (the "Option") to acquire __________ Common Shares (the "Shares") of the Corporation at an exercise price of (Cdn) $__________ per Share (which on the date of the grant, based on an exchange rate of Pound 1 = (Cdn.) $__________ gives an exercise price in pounds sterling of Pound __________).

      Subject to Sections 16 and 17 of the Plan, the Option shall be exercisable until seven (7) years after grant and, of the Shares subject to the Option:

      (a) __________ Shares may be purchased at any time during the term of the Option on or after

      (b) an additional __________ Shares may be purchased at any time during the term of the Option on or after __________; and

      (c) an additional __________ Shares may be purchased at any time during the term of the Option on or after __________.

      The granting and exercise of the Option and the issue of Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this Agreement.

      This Agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representatives of his or her estate and any other person who acquires the Participant's rights in respect of the Options by bequest or inheritance.

      By executing this Agreement, the Participant confirms and acknowledges that he or she has reviewed and understands the terms of the Plan and has not been induced to enter into this Agreement or acquire any Option by expectation of employment or continued employment with the Corporation.

                                     COTT CORPORATION

                                     Per: _________________________________
                                          Mark Halperin
                                          SVP, General Counsel & Corp. Sec.

______________________________   _______________________________________

Witness                          Participant - _________________________

                                                  **For use by US Participants**

                                   SCHEDULE 1D

                                    AGREEMENT

      This Agreement is entered into as of the ____ day of ______________, 200_, between Cott Corporation (the "Corporation") and _________________ (the "Participant") pursuant to the Restated 1986 Common Share Option Plan, as amended (the "Original Plan"), and as supplemented by the 1995 U.K. Approved Rules, as amended (collectively, with the Original Plan, the "Plan").

      Pursuant to the Plan and in consideration of $1.00 paid and services provided to the Corporation by the Participant, the Corporation agrees to grant those options described below ("Options") and, upon the proper exercise of the Options in accordance with the Plan, to issue Common Shares (the "Shares") of the Corporation to the Participant in accordance with the terms of the Plan.

      Pursuant to the Plan and this Agreement, the Corporation confirms the grant to the Participant of an option (the "Option") to acquire __________ Common Shares (the "Shares") of the Corporation at an exercise price of (Cdn) $__________ per Share (which on the date of the grant, based on an exchange rate of Pound 1 = (Cdn.) $__________ gives an exercise price in pounds sterling of Pound __________).

      Subject to Sections 16 and 17 of the Plan, the Option shall be exercisable until seven (7) years after grant and, of the Shares subject to the Option:

      (a) __________ Shares may be purchased at any time during the term of the Option on or after __________;

      (b) an additional __________ Shares may be purchased at any time during the term of the Option on or after __________; and

      (c) an additional __________ Shares may be purchased at any time during the term of the Option on or after __________.

      The granting and exercise of the Option and the issue of Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form an integral part of this Agreement.

      This Agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representatives of his or her estate and any other person who acquires the Participant's rights in respect of the Options by bequest or inheritance.

      By executing this Agreement, the Participant confirms and acknowledges that he or she has reviewed and understands the terms of the Plan and has not been induced to enter into this Agreement or acquire any Option by expectation of employment or continued employment with the Corporation.

                                       COTT CORPORATION

                                     Per: _________________________________
                                          Mark Halperin
                                          SVP, General Counsel & Corp. Sec.

_____________________________   ________________________________________

Witness                         Participant - __________________________

                                   SCHEDULE 2

                                FORMS OF ELECTION

                                            **For use by Canadian Participants**

                                   SCHEDULE 2A

                                    ELECTION

TO: COTT CORPORATION

      Pursuant to the Restated 1986 Common Share Option Plan (the "Plan") of Cott Corporation (the "Corporation"), as amended, the undersigned hereby elects to purchase _________ Common Shares (the "Shares") of the Corporation which are subject to an option granted on ____________________ and encloses a cheque payable to the Corporation in the aggregate amount of (Cdn) $ _________, being
(Cdn) $_____________ per Share.

            The undersigned requests that the Shares be issued in his, her or its name as follows in accordance with the terms of the Plan:

      _____________________________________________________
      (Print Name as Name is to Appear on Share Certificate)

(Where the party exercising the Option is a Trust): The undersigned is the trustee of a trust governed by a registered retirement savings plan established by and for the benefit of:

      _____________________________________________________
      (Print Name of Beneficiary of Trust)

(Where the party exercising the option is a Personal Holding Corporation): The undersigned is an officer or director of the Personal Holding Corporation of:

      _____________________________________________________
      (Print Name of Controlling Shareholder of Personal Holding Corporation)

      The undersigned acknowledges that he or she has not been induced to purchase the Shares by expectation of employment or continued employment with the Corporation.

DATED this _______ day of ___________, 20__.

_____________________                       ____________________________________
Witness                                     Participant:
                                            Title:

                                            (Note: Where the party
                                            exercising the Option is a trust,
                                            the trustee should execute this
                                            election. Where the party exercising
                                            the Option is a Personal Holding
                                            Corporation, an officer or director
                                            should execute this election and the
                                            title should be entered.)

                            For use by U.K. Participants who are granted Options
                        pursuant to the Plan (without reference to the U.K. Sub-
                                                                           Plan)

                                   SCHEDULE 2B

                                    ELECTION

TO: COTT CORPORATION

      Pursuant to the Restated 1986 Common Share Option Plan, as amended (the "Plan") of Cott Corporation (the "Corporation"), the undersigned hereby elects to purchase _________ Common Shares (the "Shares") of the Corporation which are subject to an option granted on ______________, and encloses a cheque payable to the Corporation in the aggregate amount of (Cdn) $ _________, being (Cdn) $______________ per Share.

      The undersigned requests that the Shares be issued in his, her or its name as follows in accordance with the terms of the Plan:

      _____________________________________________________
      (Print Name as Name is to Appear on Share Certificate)

      The undersigned acknowledges that he or she has not been induced to purchase the Shares by expectation of employment or continued employment with the Corporation.

DATED this _______ day of ____________, 20__.

_____________________                       ____________________________________
Witness                                     Participant:

                                       For use U.K. Participants who are granted
                                    Options pursuant to the Plan (with reference
                                                           to the U.K. Sub-Plan)

                                   SCHEDULE 2C

                                    ELECTION

TO: COTT CORPORATION

      Pursuant to the Restated 1986 Common Share Option Plan, as amended and as supplemented by the 1995 U.K. Approved Rules, as amended (collectively, the "Plan") of Cott Corporation (the "Corporation"), the undersigned hereby elects to purchase _________ Common Shares (the "Shares") of the Corporation which are subject to an option granted on _____________________, and encloses a cheque payable to the Corporation in the aggregate amount of (Cdn) $________, being
(Cdn) $_____________ per Share.

      The undersigned requests that the Shares be issued in his, her or its name as follows in accordance with the terms of the Plan:

      _____________________________________________________
      (Print Name as Name is to Appear on Share Certificate)


      The undersigned acknowledges that he or she has not been induced to purchase the Shares by expectation of employment or continued employment with the Corporation.

DATED this ______ day of __________, 20_____.

_____________________                       ____________________________________
Witness                                     Participant:

                                                  **For use by US Participants**

                                   SCHEDULE 2D

                                    ELECTION

TO: COTT CORPORATION

      Pursuant to the Restated 1986 Common Share Option Plan, as amended (the "Plan") of Cott Corporation (the "Corporation"), the undersigned hereby elects to purchase _________ Common Shares (the "Shares") of the Corporation which are subject to an option granted on ___________________, and encloses a cheque payable to the Corporation in the aggregate amount of (Cdn) $ _________, being
(Cdn) $________________ per Share.

      The undersigned requests that the Shares be issued in his, her or its name as follows in accordance with the terms of the Plan:

      _____________________________________________________
      (Print Name as Name is to Appear on Share Certificate)

        The undersigned acknowledges that he or she has not been induced to purchase the Shares by expectation of employment or continued employment with the Corporation.

      DATED this ______ day of ____________, 20 ____.

_____________________                       ____________________________________
Witness                                     Participant: